Exhibit 10.1
          AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the “Amendment”), dated as of August 26, 2008, by and among IntercontinentalExchange, Inc., a Delaware corporation (“Buyer”), Columbia Merger Corporation, a Delaware corporation (“Mergerco”), Creditex Group Inc., a Delaware corporation (the “Company”), and TA Associates, Inc., solely in the capacity of Stockholders’ Representative and only for the purpose provided for herein and in the Agreement (as defined below) and for no other purpose (the “Stockholder Representative”). Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Agreement (as defined below).
          WHEREAS, Buyer, Mergerco, the Company and the Stockholders’ Representative have previously entered into the Agreement and Plan of Merger, dated as of June 3, 2008 (the “Agreement”); and
          WHEREAS, Buyer, Mergerco, the Company and the Stockholders’ Representative wish to amend, modify and supplement certain terms of the Agreement;
          NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the terms of the Agreement as expressly provided in this Amendment.
1.	Clause (xv)(F) of Section 2.1(e) of the Agreement is hereby amended to read as follows:
     “(F) the sum of (i) the amount of Indebtedness for Borrowed Money outstanding as of the close of business on March 31, 2008 and (ii) $1.8 million, minus”.
2.	The second sentence of Section 2.5(d) of the Agreement is hereby amended by the addition of the following words before the words “and the Exchange Agent shall distribute” where they appear:
     “provided that Buyer shall not be required to deliver to the Exchange Agent, and may retain for its own account, that portion of the Final Closing Adjustment (if any) that is allocable to Dissenting Shares,”.
3.	Section 2.7 of the Agreement is hereby amended by the addition of the following sentence at the end of the current text:
     “Notwithstanding any other provision of this Agreement, to the extent that there are any Dissenting Shares, promptly following the Demand Date, and in any event within 15 days following the Demand Date, Buyer and the Stockholders’ Representative will jointly direct the Escrow Agent to return to Buyer that portion of the Escrow Funds that is allocable to such Dissenting Shares, and Buyer and the Stockholders’ Representative are hereby authorized to amend the Escrow Agreement to the extent necessary or appropriate to effect such delivery of Escrow Funds to Buyer.”
4.	Clause (i) of Section 2.7 of the Agreement is hereby amended and restated in its entirety as follows:
     “(i)  a number of Shares of Buyer Stock (such shares, the “Escrow Shares”), rounded to the nearest whole number, equal to (A) the product of (1) 7.5% multiplied by (2) the Nominal Net Merger Consideration multiplied by (3) 0.9109, divided by (B) the Closing Price, or such other number of shares of Buyer Stock as Buyer and the Company may mutually agree prior to the Effective Time to the extent Buyer and the Company deem it necessary or advisable to fix the allocation of the Escrow Funds between Escrow Shares and Escrow Cash in a proportion approximating the Stockholders’ respective entitlements to receive shares of Buyer Stock or cash out of the Escrow Funds so that they are equivalent to their right to receive shares of Buyer Stock and cash immediately after the Effective Time pursuant to the Merger; and”.
5.	Clause (ii) of Section 2.7 of the Agreement is hereby amended and restated in its entirety to read as follows:
     “(ii) an amount in cash (such cash, the “Escrow Cash”) equal to the product of (A) 7.5% multiplied by (B) the Nominal Net Merger Consideration multiplied by (C) 0.0891, or such other amount of cash as Buyer and the Company may mutually agree prior to the Effective Time to the extent Buyer and the Company deem it necessary or advisable to fix the allocation of the Escrow Funds between Escrow Shares and Escrow Cash in a proportion approximating the Stockholders’ respective entitlements to receive shares of Buyer Stock or cash out of the Escrow Funds so that they are equivalent to their right to receive shares of Buyer Stock and cash immediately after the Effective Time pursuant to the Merger.”
6.	Schedule 2.11 of the Schedules to the Agreement is hereby amended to add thereto the two employees of the Company and/or its Subsidiaries who became Stockholders of the Company after the date of the Agreement and who are not Non-Accredited Investors, and for purposes of Section 3.1(b) of the Agreement the parties hereby agree that the Election Deadline for those two employees shall be 9:00 am, Eastern Standard Time, on the date of the Closing.

7.	The second sentence of Section 3.3(a) of the Agreement is hereby amended and restated in its entirety as follows:
     “For purposes of this Agreement, the “Demand Date” shall be the twentieth (20th) day after the date of the mailing by the Company to the Stockholders of notice of adoption of the Agreement, as amended by the Amendment, and of such Stockholders’ rights to appraisal in accordance with the Appraisal Rights Provisions.”
8.	Annex 4.2(a) of the Schedules to the Agreement may be amended at any time prior to the Effective Time by mutual agreement between Buyer and the Company.

9.	Schedule 4.4(a) of the Schedules to the Agreement is hereby amended by deleting the following sentences in their entirety:
     “Lease Agreement dated February 7, 2007 between Creditex Singapore Pte. Ltd. and City Capital Corporation Pte. Ltd.”
10.	Schedule 4.4(b) of the Schedules to the Agreement is hereby amended by deleting the following sentence in its entirety:
     “Under Regulation ATS Creditex Securities Corporation would be required to file a notification of change in control with the SEC prior to a material change”.
11.	The twenty-fifth bulleted item of Schedule 4.12(e), the eleventh bulleted item of Schedule 4.21(a), Schedule 4.21(b) and the eighth bulleted item of Schedule 6.1(i) of the Schedules to the Agreement may be amended at any time prior to the Effective Time by mutual agreement between Buyer and the Company to vary the individual allocations of amounts specified therein.

12.	Schedule 8.2(g) of the Schedules to the Agreement is hereby amended by deleting the following sentence in its entirety:
     “Lease Agreement dated February 7, 2007 between Creditex Singapore Pte. Ltd. and City Capital Corporation Pte. Ltd.”
13.	Clause (i) of Section 9.4(a) of the Agreement shall be amended and restated in its entirety to read as follows:

     “(i)  Buyer Indemnified Parties shall not be entitled to indemnification pursuant to Section 9.2(a) or Section 9.2(e), and Stockholder Indemnified Parties shall not be entitled to indemnification pursuant to Section 9.3(a), except in either case to the extent that the aggregate amount of all Losses that would otherwise be indemnifiable pursuant to Section 9.2(a) and Section 9.2(e), or indemnifiable pursuant to Section 9.3(a), as the case may be, exceeds $2,500,000 (in either such case, the “Deductible”), and then in either such case only to the extent that such Losses exceed the Deductible.”
14.	Schedule A to the form of Registration Rights Agreement exhibited as Exhibit B to the Agreement is hereby amended to add thereto the two former employees of the Company and/or its Subsidiaries who are Stockholders and not Non-Accredited Investors and who were inadvertently omitted therefrom.

15.	Upon execution of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import, and each similar reference in any document related thereto, or executed in connection therewith, shall mean and be a reference to the Agreement as amended by this Amendment, and the Agreement and this Amendment shall be read together and construed as one single instrument. Notwithstanding the foregoing, references to the date of the Agreement, as amended hereby, shall in all instances continue to refer to June 3, 2008. Except as expressly provided in this Amendment, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations or covenants contained in the Agreement, all of which shall continue in full force and effect.

16.	Article XII of the Agreement is hereby incorporated by reference herein in its entirety mutatis mutandis.

17.	This Amendment shall be deemed effective as of the date first above referenced.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

CREDITEX GROUP INC.
By:	/s/ Sophia Corona
C.F.O.

INTERCONTINENTALEXCHANGE, INC.
By:	/s/ Scott A. Hill
SVP & CFO

COLUMBIA MERGER CORPORATION
By:	/s/ Scott A. Hill
President & Treasurer

TA ASSOCIATES, INC.
By:	/s/ Jonathan Meeks
Managing Director

- signature page to Amendment -